UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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AMYLIN PHARMACEUTICALS, INC.
(Name of Registrant as Specified In Its Charter)

N.A.
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Amylin Pharmaceuticals, Inc.	Tel (858) 552 2200
9360 Towne Centre Drive	Fax (858) 552 2212
San Diego, CA 92121 USA	www.amylin.com

FOR IMMEDIATE RELEASE

Contact:	Alice Izzo
Phone:	(858) 642-7272
Email:	alice.izzo@amylin.com

Amylin Pharmaceuticals Confirms Receipt of Director Nomination Notices

SAN DIEGO, January 30, 2009 — Amylin Pharmaceuticals, Inc. (Nasdaq: AMLN) confirmed today that it has received a notice from Amylin shareholder Icahn Capital LP and affiliated funds announcing their intent to nominate a slate of five directors to stand for election at the Company’s 2009 annual meeting.  The notice from the Icahn group also states their intent to submit a proposal for shareholder approval requesting that the Company reincorporate in the state of North Dakota.

In addition, the Company received a separate notice today from Amylin shareholder Black Bear Fund I, L.P. that it, together with its investment advisor Eastbourne Capital Management, L.L.C. and its controlling owner and managing member Richard J. Barry, also intends to nominate a separate slate of five directors to stand for election at the Company’s 2009 annual meeting.

As previously disclosed, Amylin’s Corporate Governance Committee is engaged in a process to recommend a slate for election at the Company’s annual meeting.  Once the process has been completed, Amylin’s Board of Directors will formally recommend a slate of nominees that it believes will act in the best interest of all shareholders.

About Amylin Pharmaceuticals

Amylin Pharmaceuticals is a biopharmaceutical company committed to improving lives through the discovery, development and commercialization of innovative medicines. Amylin has developed and gained approval for two first-in-class medicines for diabetes, SYMLIN(R) (pramlintide acetate) injection and BYETTA(R) (exenatide) injection. Amylin’s research and development activities leverage the Company’s expertise in metabolism to develop potential therapies to treat diabetes and obesity. Amylin is headquartered in San Diego, California. Further information on Amylin Pharmaceuticals is available at www.amylin.com.

Additional Information and Where to Find It

This release may be deemed to be solicitation material in respect of a proxy contest for the election of directors to the Board of Directors of Amylin. Amylin will be filing a proxy statement with the Securities and Exchange Commission (“SEC”). INVESTORS AND SECURITYHOLDERS ARE URGED TO READ THE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED OR THAT WILL BE FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN

IMPORTANT INFORMATION. Investors and securityholders will be able to receive the proxy statement and other relevant documents free of charge at the SEC’s web site at www.sec.gov or from Amylin Investor Relations at 9360 Towne Centre Drive, San Diego, California 92121.

Participants in Solicitation

Amylin and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of a proxy contest for the election of directors to the Board of Directors of Amylin. Information regarding the interests of Amylin’s directors and executive officers in the proxy contest will be included in Amylin’s definitive proxy statement.

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